EXHIBIT 99.7

BENEFICIAL OWNER ELECTION FORM

INSTRUCTIONS

          The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering (the “Rights Offering”) by 1st United Bancorp, Inc. (the “Company”) of non-transferable subscription rights (“Rights”) distributed to the holders of record of common stock of the Company as of the close of business on [________], 2008 (the “Record Date”) to subscribe for and purchase shares of its common stock, par value $0.01 per share (“Common Stock”). The Rights are described in detail in the Company’s Prospectus dated [________], 2008 (the “Prospectus”).

          This will instruct you whether to exercise rights to purchase shares of the Company’s Common Stock with respect to the Company’s Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related “Instructions for Use of 1st United Bancorp Subscription Rights Certificate.”

Box 1.	☐	Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

Box 2.	☐	Please EXERCISE RIGHTS for shares of Common Stock as set forth below.

	NUMBER OF RIGHTS		SUBSCRIPTION PRICE	PAYMENT

Basic Subscription Right:	_________	X	$ _________	= $ _______	(Line 1)

Oversubscription Right:	_________	X	$ _________	= $ _______	(Line 2)

Total Payment Required:				= $ _______	(Sums of Lines 1 and 2; must equal total of amounts in Boxes 3 and 4.)

Box 3.	☐	Payment in the following amount is enclosed $ ___________________.

Box 4.	☐	Please deduct payment from the following account maintained by you as follows:

Type of Account: ____________________________	Account No. ____________________________________
Amount to be deducted: $ _____________________

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form: (a) irrevocably elect to purchase the number of shares of Common Stock indicated above upon the terms and conditions specified in the Prospectus; and (b) agree that if I (we) fail to pay for the shares of Common Stock, I (we) have elected to purchase, you may exercise any remedies available to you under the law.

Signature(s):

Print or type name:	Print or type name:

Address:	Address:

Telephone No.	Telephone No.

Date: [_________], 2008